SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 April 24, 1998


                            THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-22818                   22-3240619
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)


      50 Charles Lindbergh Boulevard
      Uniondale, New York                                         11553
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (516) 237-6200

Item 5.  Other Events

     On April 24, 1998, the Company announced that it had executed a purchase agreement pursuant to which the Company would acquire four leading natural food businesses from The Shansby Group and other owners. The companies to be acquired are Arrowhead Mills, Inc., DeBoles Nutritional Foods, Inc., Dana Alexander Inc. and Garden of Eatin', Inc.

     Under the terms of the purchase agreement, the Company has the option to pay the aggregate purchase price of $80 million in either all cash or a combination of cash and shares of its Common Stock, par value $.01 per share (the "Common Stock"), including the assumption of $20 million in debt. Consummation of the acquisitions is subject to certain conditions, including satisfaction of the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance of the issuance of the shares of Common Stock constituting cash merger consideration from the Securities and Exchange Commission.

     A copy of a press release issued by the Company on April 24, 1998 is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No.                        Description

     20                                 Press release dated
                                        April 24, 1998

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE HAIN FOOD GROUP, INC.


Dated:  April 24, 1998                  By:    /s/ Irwin D. Simon
                                               ------------------
                                               Irwin D. Simon
                                               President and Chief
                                                 Executive Officer

                                  EXHIBIT INDEX


Number          Description

20              Press release dated April 24, 1998